EXHIBIT 21

WEYERHAEUSER COMPANY AND SUBSIDIARIES

Name	State or Country of Incorporation	Percentage Ownership of Immediate Parent
Columbia & Cowlitz Railway Company	Washington	100
DeQueen & Eastern Railroad Company	Arkansas	100
Domtar Corporation	Delaware	100
Domtar Paper Company, LLC	Delaware	100
Domtar Delaware Investments Inc.	Delaware	100
Domtar Delaware Holdings, Inc.	Delaware	100
Domtar Pacific Papers Inc.	British Columbia	100
Domtar Pacific Papers ULC	Novia Scotia	100
Domtar (Canada) Paper Inc.	Canada	100
4388216 Canada Inc.	Canada	100
Domtar Pulp and Paper Products Inc.	Canada	100
Golden Triangle Railroad	Mississippi	100
Gryphon Asset Management, Inc.	Delaware	100
Gryphon Investments of Nevada, Inc.	Nevada	100
Jasmine Forests, LLC	Delaware	100
Jewell Forests, LLC	Delaware	100
Mississippi & Skuna Valley Railroad Company	Mississippi	100
Mountain Tree Farm Company	Washington	50
North Pacific Paper Corporation	Delaware	50
Norpac Resources LLC	Delaware	100
Optiframe Software, LLC	Delaware	50
OrganicID, Inc.	Delaware	100
Texas, Oklahoma & Eastern Railroad Company	Oklahoma	100
ver Bes’ Insurance Company	Vermont	100
Westwood Shipping Lines, Inc.	Washington	100
Weyerhaeuser Asset Management LLC	Delaware	100
Weyerhaeuser de Mexico, S.A. de C.V.	Mexico	100
Weyerhaeuser Forestlands International, Inc.	Washington	100
RII Weyerhaeuser World Timber Fund, LP	Delaware	50
World Timberfund Holdings Limited	British Virgin Islands	100
Green Triangle Forest Products Limited	British Virgin Islands	100
Weyerhaeuser Global Finance Company	Oregon	100
Weyerhaeuser International, Inc.	Washington	100
Southern Cone Timber Investors Holding Company, LLC	Delaware	100
Southern Cone Timber Investors Limited	Cayman Islands	50
Los Piques S.A.	Uruguay	100
Vandora S.A.	Uruguay	100
Weyerhaeuser (Asia) Limited	Hong Kong	100
Weyerhaeuser Brasil Participações Ltda.	Brazil	100
Aracruz Produtos de Madeira S.A.	Brazil	66 2/3
Weyerhaeuser China, Ltd.	Washington	100
Weyerhaeuser Europe Holdings	Ireland	100
Weyerhaeuser Sarasate Limited	Ireland	100
Weyerhaeuser Holdings Limited	British Columbia	100
Weyerhaeuser Company Limited	Canada	100

Name	State or Country of Incorporation	Percentage Ownership of Immediate Parent
317298 Saskatchewan Ltd.	Saskatchewan	100
Forest License A49782 Holdings Ltd.	British Columbia	99
MacMillan Bloedel Pembroke Limited Partnership	Ontario	100
Sturgeon Falls Repulping Limited	Ontario	100
Sturgeon Falls Limited Partnership	Ontario	100
Wapawekka Lumber Ltd.	Saskatchewan	51
Weyerhaeuser (Annacis) Limited	British Columbia	100
Weyerhaeuser Australia Pty Ltd.	Australia	100
Pine Solutions Australia Pty Limited	Australia	70
CCA Timbers (Vic) Pty Ltd.	Australia	100
K1 Holdings Pty Limited	Australia	100
Hanaki Pty Ltd.	Australia	100
Kaiyou Pty Ltd.	Australia	100
Weyerhaeuser (Barbados) SRL	Barbados	100
Marlborough Capital Corp. SRL	Barbados	100
Weyerhaeuser (BVI) Ltd.	British Virgin Islands	100
Weyerhaeuser New Zealand Holdings Inc.	New Zealand	100
Nelson Forest Products Company	New Zealand	100
Nelson Forest Joint Venture	New Zealand	51
Weyerhaeuser New Zealand Inc.	New Zealand	100
Weyerhaeuser (Carlisle) Ltd.	Barbados	100
Camarin Limited	Barbados	100
Weyerhaeuser (Delta) Limited	British Columbia	100
Weyerhaeuser (Ottawa) Limited	British Columbia	100
Weyerhaeuser Saskatchewan Ltd.	Saskatchewan	100
Wapawekka Lumber Limited Partnership	Saskatchewan	51
Weyerhaeuser Services Limited	British Columbia	100
Weyerhaeuser (Hong Kong) Limited	Hong Kong	100
Weyerhaeuser Forestry (Hong Kong) Limited	Hong Kong	100
Weyerhaeuser Real Estate Development Consulting (Shanghai) Co., Ltd.	China	100
Weyerhaeuser Japan Ltd.	Japan	100
Weyerhaeuser Japan Ltd.	Delaware	100
Weyerhaeuser Korea Ltd.	Korea	100
Weyerhaeuser Products Limited	United Kingdom	100
Weyerhaeuser Products New Zealand Limited	New Zealand	100
Weyerhaeuser Taiwan Ltd.	Delaware	100
Weyerhaeuser Uruguay S.A.	Uruguay	100
Weyerhaeuser (Mexico) Inc.	Washington	100
Weyerhaeuser Raw Materials, Inc.	Delaware	100
Weyerhaeuser Real Estate Company	Washington	100
Maracay Homes Arizona I, LLC	Arizona	99
Maracay 56, LLC	Arizona	100
Maracay 63rd, LLC	Arizona	100
Maracay 91, LLC	Arizona	100
Maracay 95, LLC	Arizona	100
Maracay 118, LLC	Arizona	100
Maracay Asher Hills, LLC	Arizona	100

Name	State or Country of Incorporation	Percentage Ownership of Immediate Parent
Maracay Bethany Estates, LLC	Arizona	100
Maracay Bethany Estates II, LLC	Arizona	100
Maracay Brooks, LLC	Arizona	100
Maracay CG Crossings, LLC	Arizona	100
Maracay Construction, LLC	Arizona	100
Maracay Cooper Ranch, LLC	Arizona	100
Maracay Cotton Commons, LLC	Arizona	100
Maracay Desert Parks, LLC	Arizona	100
Maracay Dobbins, LLC	Arizona	100
Maracay Landmark, LLC	Arizona	100
Maracay Ocotillo Landing, LLC	Arizona	100
Maracay Palm Valley, LLC	Arizona	100
Maracay Parks, LLC	Arizona	100
Maracay Preserve, LLC	Arizona	100
Maracay Rancho, LLC	Arizona	100
Maracay Rancho Sahuarita, LLC	Arizona	100
Maracay Realty, LLC	Arizona	100
Maracay Rio Rancho, LLC	Arizona	100
Maracay Riverside, LLC	Arizona	100
Maracay San Tan, LLC	Arizona	100
Maracay Sienna Manor, LLC	Arizona	100
Maracay Sienna Vista, LLC	Arizona	100
Maracay Sonoran Foothills, LLC	Arizona	100
Maracay Sonoran Mountain, LLC	Arizona	100
Maracay Southshore, LLC	Arizona	100
Maracay Stonefield, LLC	Arizona	100
Maracay Thunderbird, LLC	Arizona	100
Maracay Trails, LLC	Arizona	100
Maracay Villas Boulders, LLC	Arizona	100
Maracay Vistancia, LLC	Arizona	100
Maracay Vistancia II, LLC	Arizona	100
Maracay White Tanks, LLC	Arizona	100
MH Financial Services, LLC	Arizona	100
Pardee Homes	California	100
Las Positas Land Co.	California	100
Marmont Realty Company	California	100
Pardee Homes of Nevada	Nevada	100
The Quadrant Corporation	Washington	100
Trendmaker Homes, Inc.	Texas	100
Weyerhaeuser Real Estate Company of Nevada	Nevada	100
Weyerhaeuser Realty Investors, Inc.	Washington	100
Winchester Homes, Inc.	Delaware	100
Weyerhaeuser Real Estate Development Company	Washington	100
WREDCO I LLC	Delaware	100
WREDCO II LLC	Delaware	100
Weyerhaeuser USA LLC	Delaware	100
MB Administrative Services Inc.	Delaware	100

Name	State or Country of Incorporation	Percentage Ownership of Immediate Parent
WFS II LLC	Delaware	100
Weyerhaeuser Financial Investments, Inc.	Nevada	100
Willamette Mexican Holding Company	Oregon	100
WY Carolina Holdings, LLC	Delaware	100
WY Georgia Holdings 2004 LLC	Delaware	100
WY Tennessee Holdings, LLC	Delaware	100